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Exhibit 99.1

JOSTENS HOLDING CORP. EXTENDS EXCHANGE OFFER
FOR ITS 10 1/4% SENIOR DISCOUNT NOTES DUE 2013

        MINNEAPOLIS, March 5, 2004—Jostens Holding Corp. today announced that it has extended until 5:00 p.m., New York City time, on March 8, 2004, the expiration of its offer to exchange all outstanding $247,200,000 principal amount at maturity of its 10 1/4% Senior Discount Notes due 2013 (the "Notes") for $247,200,000 aggregate amount at maturity of 10 1/4% Senior Discount Notes due 2013 registered under the Securities Act of 1933, as an accommodation to holders of the Notes that have not yet tendered their Notes. The exchange offer previously had been scheduled to expire at 5:00 p.m., New York City time, on March 4, 2004.

        To date, Jostens Holding has received tenders of Notes from holders of approximately 98.2% of the outstanding principal amount at maturity of the Notes pursuant to the exchange offer and the related letter of transmittal and notice of guaranteed delivery.

        BNY Midwest Trust Company is the exchange agent for the exchange offer, and also acts as trustee.

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  Exhibit 99.1
JOSTENS HOLDING CORP. EXTENDS EXCHANGE OFFER FOR ITS 10–1/4% SENIOR DISCOUNT NOTES DUE 2013